Corporate Resource Services Selects Bond International Software for Front Office Technology

NEW YORK, N.Y. -- (Business Wire) – March 19, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that it has begun implementing Bond International Software’s eEmpact solution throughout its organization.

“By implementing eEmpact we will bridge the gap between the field operations and headquarters as well as increase the speed of service delivery to our customers,” said Mercedes Essmann, Vice President of Corporate Services at Corporate Resource Services, Inc. “Our clients rely on our level of service to staff their every need but our technology provides us the advantage of filling orders accurately, quickly and within compliance guidelines.”

"This is a major company-wide initiative and will unify all of our staffing locations throughout the United States,” said Mark Levine, Chief Operating Officer of Corporate Resource Services.  “The implementation of eEmpact will be a great resource for CRS associates and will assist us in providing tools to streamline our operations, resulting in greater efficiencies and value for our customers and shareholders.”

About Bond International Software:

Bond International Software Group is a pioneer in the development and provision of software, support and consultancy services in the field of Human Capital Management. It is a world leader in staffing and talent management software for staffing consultancies and corporations of all sizes, and provides HR, e-staffing and payroll solutions to the public, education and publishing sectors.

It supports more than 100,000 staffing professionals in 42 countries and has over 400 employees worldwide, with offices in the United Kingdom, the USA, Australia, South Africa, Hong Kong and Canada.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380